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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 8, 2002 (except for notes 7,8 and 21 which date is April 12, 2002), with respect to the consolidated financial statements of TOUCHTUNES MUSIC CORPORATION as at December 31, 2001 and 2000 and for the two years then ended included in this report on Form 10-KSB of TouchTunes Music Corporation to be filed to the Securities and Exchange Commission dated April 15, 2002.

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Montreal, Canada
April 15, 2002                                         Chartered Accountants